UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Acacia Communications, Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Acacia Communications, Inc.

Commission File No.: 001-37771

The following is an email message sent on behalf of Chuck Robbins, Chairman and Chief Executive Officer of Cisco Systems, Inc., to employees of Acacia Communications, Inc.

July 9, 2019

Acacia Team:

Today we are thrilled to officially announce making Acacia a part of the Cisco team! It is truly impressive to see Acacia’s dedication to building high-speed coherent optics technologies that empowers webscale companies, service providers, and data center operators to meet today’s fast-growing consumer demands for data.

Cisco’s investment in silicon, optics and software is at the heart of our Intent-Based Networking strategy. Together, Cisco and Acacia will enhance our silicon and optics portfolio with a wide range of high-speed coherent optical interconnect technologies to support applications across data center, metro, regional, long-haul, and subsea networks.

I understand that this is big news for you, and we will be working closely with your leadership team to enable a smooth transition. Over the next few weeks and months, and pending regulatory approvals, our integration team will meet with you and your team to share next steps. We hope that you will be candid in your feedback so that we can address any concerns and make this transition as seamless as possible. I also encourage you to have a conversation with your manager about any questions you may have. We expect that when this acquisition closes, your team will join Cisco’s Optical Systems and Optics business led by its SVP/GM, Bill Gartner.

Cisco is a company that builds amazing teams, passionately drives our customers’ and partners’ success, and cares deeply about utilizing the power of technology to make a lasting impact on our people, society and planet. I am incredibly proud of our culture of trust, respect, and innovation that provides us with the competitive advantage needed to continue to focus on building the most innovative employee experiences, so that our people are at their best. I believe that with the expertise you bring, we will be able to dramatically accelerate the future of work, communications, and collaboration, to help our customers achieve even greater success.

I look forward to seeing all that we can accomplish together. Welcome to Cisco!

Chuck Robbins

Chairman and CEO

Cisco

Forward-Looking Statements

This letter contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. For example, statements regarding integration plans and the expected benefits to Cisco, Acacia, and their respective customers from completing the acquisition are forward-looking statements. Risks, uncertainties and assumptions include those described in the joint press release announcing our proposed acquisition of Acacia and in Cisco’s SEC reports (including but not limited to its most recent reports on Form 10-Q and Form 10-K filed with the SEC on May 21, 2019 and September 6, 2018, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Acacia will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Acacia. Acacia’s stockholders are urged to read the proxy statement (including all amendments and supplements) and other relevant materials when they become available because they will contain important information. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Acacia by going to Acacia’s Investor Relations page on its corporate website at http://ir.acacia-inc.com or by contacting Acacia Investor Relations at (212) 871-3927.

Acacia and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Acacia’s stockholders with respect to the acquisition. Information about Acacia’s directors and executive officers, including their ownership of Acacia securities, is set forth in the proxy statement for Acacia’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2019, Form 8-K filed with the SEC on June 3, 2019, and Acacia’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Acacia and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Acacia’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on October 24, 2018, annual report on Form 10-K filed with the SEC on September 6, 2018, Form 8-K filed with the SEC on May 22, 2019, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.